Exhibit 10.65

LECG CORPORATION – 2003 STOCK OPTION PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made as of January 1, 2007 (the “Effective Date”), by and between LECG Corporation, a Delaware corporation (the “Company”), and John C. Burke, an employee of the Company (the “Purchaser”).  This Agreement is made pursuant to the Company’s 2003 Stock Option Plan (the “Plan”), the terms and conditions of which are incorporated herein by this reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.  To the extent any capitalized term used in this Agreement is not defined, it will have the meaning ascribed to it in the Plan.

1.                                       Purchase and Sale of Common Shares.

(a)                                  Purchase and Sale of Common Shares.  As of the Effective Date, the Company hereby sells to Purchaser, and Purchaser hereby purchases from the Company, Five Thousand (5,000) shares (each, a “Share” and collectively, the “Shares”) of the Company’s Common Stock at a purchase price of $0.01 per Share, for a total purchase price of Fifty Dollars ($50.00) (the “Purchase Price”).  All the Shares will be subject to this Agreement and the restrictions contained herein.

(b)                                 Payment.  No later than ten (10) business days from the Effective Date, Purchaser will deliver to the Company the Purchase Price for the Shares in cash or by bank check.

2.                                       Repurchase Option.

(a)                                  Definitions.  For purposes of this Agreement:

(i)                                     “Release Date” means the earlier of (x) the effective date of the Purchaser’s voluntary retirement after the date of the Purchaser’s 70th birthday, and (y) the third anniversary of the Effective Date; and

(ii)                                  “Forfeiture Event” means any one of the following events:

(A)                              Other than Purchaser’s voluntary retirement after the date of the Purchaser’s 70th birthday, the termination of Purchaser’s employment with the Company for any reason, or no reason, with or without cause, including involuntary termination, death or Disability; or

(B)                                Any event that causes the involuntary transfer to creditors or to any other person or entity of all or any part of the Shares.

(b)                                 Shares Subject to Repurchase.  Purchaser hereby grants to the Company the option (the “Repurchase Option”) to repurchase all of the Shares at the Purchase Price upon the occurrence of any Forfeiture Event that occurs before the Release Date.  The Shares will vest and will no longer be subject to the Repurchase Option as of the Release Date.

3.                                       Repurchase Procedure.

(a)                                  Upon the occurrence of a Forfeiture Event before the Release Date, the Company may exercise the Repurchase Option by delivering to Purchaser (or his permitted transferee or legal representative, as the case may be) within ninety (90) days after the date of the Forfeiture Event (the “Repurchase Period”) (i) written notice of the Company’s election to exercise the Repurchase Option; and (ii) payment of the Purchase Price in cash or by check.  Promptly thereafter, the Company and the Purchaser will take all steps necessary to accomplish the transfer of the repurchased Shares to the Company.  The Purchaser hereby appoints the Company with full power of substitution, as the Purchaser’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Purchaser to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such repurchased Shares to the Company.

(b)                                 If the Company does not exercise the Repurchase Option within the Repurchase Period with respect to any Forfeiture Event, the Shares will be released from the Repurchase Option with respect to that Forfeiture Event upon the expiration of the Repurchase Period.

4.                                       Treatment of Shares.  Subject to the terms and conditions of the Plan and this Agreement, the Purchaser will become owner of the Shares on the date hereof.  The Company will retain physical possession of the Shares, but except as otherwise provided in the Plan or in this Agreement or unless the Company executes the Repurchase Option, the Purchaser will have the same rights, preferences, and privileges as the holders of the Company’s outstanding Common Stock, including, but not limited to, the right to vote and the right to receive distributions, with respect to the Shares.  Participant agrees to sign the Assignment Separate From Certificate attached hereto as Exhibit A as a condition to receiving the Shares.

5.                                       Adjustments.  If any change is made to the Shares before the Release Date by reason of any change affecting the Company’s outstanding Common Stock as a class effected without the Company’s receipt of consideration, including, but not limited to, the merger of the Company into another corporation, then in such event, any and all new, substituted or additional securities, cash, or other property to which the Purchaser is entitled by reason of his ownership of the Shares will be immediately subject to the Repurchase Option under Section 3 above, and will be deemed to be included in the Shares for all purposes with the same force and effect as the Shares.

6.                                       Restrictions on Transfer.

(a)                                  No Transfer of Shares Prior to Release Date.  The Purchaser may not sell, encumber, transfer, pledge, assign or otherwise dispose of any of the Shares before the Release Date.

(b)                                 Restrictions on Transfer of Shares.  After the Release Date, the Purchaser may not sell, encumber, transfer, or dispose of the Shares in any way, whether voluntarily, involuntarily, or by operation of law, except in compliance with applicable securities law.

7.                                       Investment Representations.  In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

(a)                                  Investment Intent; Capacity to Protect Interests.  The Purchaser is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1993, as amended.  The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser’s account only, and neither in whole or in part for any other person.  The Purchaser represents that by reason of his pre-existing business relationship with the Company and his business or financial experience, the Purchaser is capable of evaluating the merits and risks of an investment in the Company and of protecting his own interests in connection with this transaction.

(b)                                 Residence.  The Purchaser’s principal residence is located at the address indicated beneath the Purchaser’s signature below.

(c)                                  Information Concerning Company.  The Purchaser has heretofore discussed the Company and its plans, operations and financial condition with the Company’s officers and has heretofore received all such information as the Purchaser has deemed necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares.  The Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(d)                                 Economic Risk.  The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

8.                                       Restrictive Legends.

(a)                                Legends.  The Purchaser understands that the certificate evidencing the Shares will bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE COMPANY’S 2003 STOCK OPTION PLAN AND A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST, A COPY OF EACH OF WHICH IS ON FILE WITH THE SECRETARYOF THE COMPANY.  THE

AGREEMENTS MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS.

(b)                               Refusal to Transfer.  The Company is not required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

9.                                       No Effect on Terms of Employment Relationship.  This Agreement does not alter, amend or expand upon any rights that the Purchaser may have to continue in the employ of the Company.  Receipt of the Shares does not confer upon the Purchaser any right with respect to the Purchaser’s employment status, nor does it interfere in any way with the Purchaser’s right or the Company’s right to terminate the Purchaser’s employment at any time, with or without cause.

10.                                 Compliance With Income Tax Laws.  The Purchaser acknowledges that the Company has made no warranties or representations to the Purchaser with respect to the income tax consequences of Purchaser’s receipt of the Shares, and the Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences.  The Purchaser further acknowledges that the Company has advised the Purchaser that the Purchaser should consult his own tax advisor regarding such tax treatment.  Notwithstanding the foregoing, the Purchaser authorizes the Company to withhold in accordance with applicable law from any compensation payable to him any taxes required to be withheld by Federal, state or local laws as a result of the Purchaser’s receipt of the Shares.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Shares, the Purchaser agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, regardless of whether the Purchaser is an Purchaser of the Company at that time.

11.                                 Election Pursuant to Section 83(b) of Internal Revenue Code of 1986, as Amended.  The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  In this context, “restriction” includes the potential forfeiture of the Shares upon the occurrence of a Forfeiture Event, and “restriction” with respect to officers, directors and ten percent (10%) shareholders of the Company also means the six-month period after the Release Date during which such officers, directors and ten percent (10%) shareholders are subject to suit under Section 16(b) of the Exchange Act.  The Purchaser understands that the Purchaser may elect to be taxed, for United States income tax purposes, at the time the Shares are received, rather than on the Release Date or when the six-month Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of issuance of the Shares.  State tax law in the state of the Purchaser’s residence may also require filing of a similar election.  A draft form for making this election is attached as Exhibit B hereto.  However, it will be the responsibility of the Purchaser and his own advisors to determine the contents of the election and the form and manner in which it is filed.  The Purchaser understands that failure to make a timely and proper filing may result in the recognition of ordinary income by the Purchaser, on the Release Date, or after the lapse of the six-month Section 16(b) period, on the fair market value of the Shares at the time such restrictions lapse.  The Purchaser further understands that under certain circumstances, a Section 83(b) election, even if timely and properly filed, may later be determined to be ineffective.

12.                                 THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) AND/OR ANY APPLICABLE STATE LAWS, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.  FURTHER, THE PURCHASER WILL DETERMINE THE MANNER IN WHICH THE ELECTION IS MADE, AND UNDER NO CIRCUMSTANCES WILL THE COMPANY, OR ITS REPRESENTATIVES, BE LIABLE IF SUCH ELECTION IS DETERMINED TO BE INEFFECTIVE.

13.                                 Miscellaneous.

(a)                                  Governing Law.  This Agreement will be governed by the laws of the State of California (without giving effect to the choice of law provisions of that jurisdiction).

(b)                                 Interpretation of this Agreement.  The Company and the Purchaser agree that the purchase and sale of the Shares is governed by the terms of the Plan and this Agreement.  The Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  The Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.  The Purchaser further agrees to notify the Company upon any change in the residence address indicated below.

(c)                                  Entire Agreement; Enforcement of Rights.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Purchase Agreement effective as of the Effective Date.

COMPANY: LECG CORPORATION

By:	/s/ Gary Yellin
Name: Gary Yellin
Title: Chief Accounting Officer

PURCHASER:

/s/ John C. Burke
(Signature)
Name:John C. Burke
Address:

EXHIBIT A

ASSIGNMENT SEPARATE FROM certificate

FOR VALUE RECEIVED and pursuant to the Restricted Stock Purchase Agreement (the “Agreement”) dated as of January 1, 2007 by and between the undersigned (“Shareholder”) and LECG Corporation (the “Company”), Shareholder hereby assigns and transfers unto the Company                                shares of the common stock of the Company, standing in Shareholder’s name on the books of the Company and represented by Certificates No.                                           .   Shareholder hereby irrevocably appoints                                           as attorney in fact to transfer said stock with full power of substitution in the premises.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY AMENDMENTS THERETO.

Dated:

Signature:
Name of Shareholder:

Shareholder: Please do not fill in any blanks other than the signature line for yourself.  The Secretary of the Company, or the Secretary’s designee, will complete the rest of this form when the share certificate is prepared.

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME IN YEAR OF TRANSFER UNDER CODE §83(b)

The undersigned taxpayer hereby elects, pursuant to §83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below, and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address and taxpayer identification number of the undersigned are:

Name:
Address:
Address:
SSN:

2.                                      Description of the property with respect to which the election is being made:

                shares (“Shares”) of common stock of LECG Corporation, a Delaware corporation (“Company”).

3.                                      The date on which the property was transferred is                      , 20          .

The taxable year to which this election relates is calendar year 20             .

4.                                      The nature of the restriction(s) to which the property is subject is:

The Shares are subject to a vesting period pursuant to a Restricted Stock Purchase Agreement.  The Shares may be forfeited during this vesting period due to termination of employment for any reason, including without limitation death or disability, or involuntary transfer of the Shares to creditors.

5.                                      Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Shares is             dollars per share, for a total market value of $                    .

6.                                      Amount paid for the property:

The amount paid by the taxpayer for the Shares is Fifty Dollars ($50.00).

7.                                      Furnishing statement to employer:

A copy of this election has been furnished to the Company.

Dated:                 , 2007

[Name]

INSTRUCTIONS FOR COMPLETING THE SECTION 83(B) ELECTION

THE SECTION 83(b) ELECTION MUST BE FILED NO LATER THAN THIRTY (30) DAYS AFTER THE DATE ON WHICH THE SHARES ARE ISSUED TO YOU.  ASSUMING A JANUARY 1, 2007 ISSUANCE, THE ELECTION WILL BE DUE NO LATER THAN JANUARY 31, 2007 (“DUE DATE”).

Execute four copies of the Election.

a.                                       Retain one executed copy for your files.

b.                                      Deliver one executed copy to Mary Murphy at the following address by the Due Date:

LECG, LLC

2000 Powell Street, Suite 600

Emeryville, CA 94608

Attention:  Mary Murphy, Stock Administrator

c.                                       No later than the Due Date, mail one executed copy to the Internal Revenue Service location where your federal income tax returns are filed.

d.                                      No later than the Due Date, mail one executed copy to the California Franchise Tax Board location where your California tax returns are filed.  If your state tax return is not filed in California, provide the location where your state tax returns are filed.  Inform Mary Murphy if you expect to file income tax returns in multiple states.

To insure that you have adequate proof of timely filing, all copies should be mailed to the tax authorities by certified mail, return receipt requested, with the certified mail receipt hand-canceled at the Post Office and retained as evidence of timely mailing.

2.                                       Submit a copy of the election with both your 2007 federal and state tax returns.